Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shane M. O'Kelly, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report on Form 10-Q of Advance Auto Parts, Inc. for the quarterly period ended July 12, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of the Company. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying Report.

Date: August 14, 2025	/s/ Shane M. O'Kelly
Shane M. O'Kelly
President and Chief Executive Officer

I, Ryan P. Grimsland, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report on Form 10-Q of Advance Auto Parts, Inc. for the quarterly period ended July 12, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of the Company. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying Report.

Date: August 14, 2025	/s/ Ryan P. Grimsland
Ryan P. Grimsland
Executive Vice President, Chief Financial Officer